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                                  Exhibit 23


                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


                       INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Patapsco Bancorp, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-13975) on Form S-8 of Patapsco Bancorp, Inc. of our report dated August 1, 1997, relating to the consolidated statements of financial condition of Patapsco Bancorp, Inc. and subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years ended, which report appears in the June 30, 1997 Annual Report on Form 10-KSB of Patapsco Bancorp, Inc.




                                       /s/  KPMG Peat Marwick LLP



                                       KPMG Peat Marwick LLP



Baltimore, Maryland
September 25, 1997